EXHIBIT 4.05

INFE HUMAN RESOURCES, INC.

a Nevada corporation

IRREVOCABLE PROXY COUPLED WITH AN INTEREST

The undersigned shareholder (the “Shareholder”) of record of Infe Human Resources, Inc., a Nevada corporation (the “Company”) hereby appoints Arthur Viola, Chief Executive Officer of the Company (“Viola”), with full power of substitution, to cast all votes such Shareholder may have, as Shareholder’s proxy, at any and all meetings of the shareholders of the Company, and as such Shareholder’s proxy, to consent or dissent to any action taken without a meeting, and further makes, constitutes and irrevocably appoints Viola to act as the true and lawful proxy and attorney-in-fact in the name and on behalf of such Shareholder, with full power to appoint a substitute or substitutes, to vote and execute and deliver written voting consents with respect to the entirety of such Shareholders share ownership in the Company, to the extent and with the same effect such Shareholder could do under any applicable laws or regulations governing the rights and powers of shareholders of the Company (the irrevocable proxy granted hereunder, the "Irrevocable Proxy").

THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST.  This Irrevocable Proxy is being given to Viola in connection with that certain Stock Purchase Agreement, by and between the Company and Gilsor Technology, Inc. and in connection with certain consulting and/or employment obligations of the Shareholder to the Company.   All power and authority conferred under this Irrevocable Proxy shall not be terminated by any act of the undersigned or by operation of law, by death or incapacity of the undersigned, by lack of appropriate power or authority, or by the occurrence of any other event or events, except as expressly provided herein. If, after the execution of this Irrevocable Proxy, any such event or events shall occur, Viola is nevertheless authorized and directed to vote the shares in accordance with the terms of this Irrevocable Proxy as if such death, incapacity, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. This Irrevocable Proxy shall be binding upon, and enforceable against, all beneficiaries, heirs at law, legatees, distributees, successors, assigns, transferees and legal representatives of the Shareholder.

This Irrevocable Proxy shall terminate on the sooner of (i) five years from the date of this Irrevocable Proxy, or (ii) the bona fide transfer for value of the shares to which this Irrevocable Proxy apply, to a non-affiliate of the Shareholder.

The parties hereto expressly acknowledge and agree that this Irrevocable Proxy gives Viola the exclusive right to vote (or consent) with respect to the shares.

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